Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into the 30th day of April, 2012, between CNO Services, LLC (the “Company”) and Matthew J. Zimpfer (“Executive”).

Recitals

A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of June 7, 2011 (the “Agreement”).

B.The Company and Executive desire to further amend the Agreement to make the changes set forth herein. Terms not defined in this Amendment shall have the meanings set forth in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 5(b) of the Agreement is hereby amended for 2012 and subsequent years to change the Target Bonus to 75% of Executive's Base Salary and to change the maximum annual bonus to 150% of Executive's Base Salary. All other provisions of Section 5(b) of the Agreement shall remain unchanged.

2.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO SERVICES, LLC

By: /s/ Edward J. Bonach
Edward J. Bonach, President

                 /s/ Matthew J. Zimpfer
                Matthew J. Zimpfer